Exhibit 5.1

Two22 Building

222 South Ninth Street

Suite 2000

Minneapolis, MN 55402-3338

Tel (612) 607-7000 Fax (612) 607-7100

www.foxrothschild.com

May 11, 2021

Xtant Medical Holdings, Inc.

664 Cruiser Lane

Belgrade, Montana 59714

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Xtant Medical Holdings, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company under the United States Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-3, dated the date hereof (the “Registration Statement”), with the United States Securities and Exchange Commission (the “SEC”). The Company has provided us with a prospectus (the “Prospectus”), which forms part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, including the Prospectus as supplemented from time to time by one or more Prospectus Supplements, relates to:

i.	the issuance, offer and sale from time to time by the Company of up to $150,000,000 in aggregate offering amount consisting of (a) shares of common stock of the Company, par value $0.000001 per share (the “Common Stock”); (b) shares of preferred stock of the Company, par value $0.000001 per share (the “Preferred Stock”); (c) warrants to purchase Common Stock or Preferred Stock (the “Warrants”), such Warrants to be issued under a separate warrant agreement (“Warrant Agreement”); (d) and/or units of the Company consisting of any combination of the Common Stock, Preferred Stock and Warrants (the “Units”), such Units to be issued under a separate unit agreement (“Unit Agreement”). The shares of Common Stock, Preferred Stock, Warrants and Units that may be registered pursuant to any subsequent registration statement that the Company may hereafter file with the SEC pursuant to Rule 462(b) under the Securities Act in connection with the offering by the Company contemplated by the Registration Statement are referred to herein collectively as the “Primary Securities,” and each a “Primary Security”; and

ii.	the offer and sale from time to time by certain selling stockholders, as described in the Registration Statement, of up to 18,218,374 shares of Common Stock (collectively referred to as the “Selling Stockholder Shares,” and each a “Selling Stockholder Share” and jointly with the Primary Securities the “Securities”).

The Registration Statement provides that the Securities may be offered in amounts, at prices and on terms to be set forth in one or more Prospectus Supplements to the Prospectus contained in the Registration Statement.

For purposes of this opinion letter, we have examined copies of the following documents (the “Documents”):

i.	the Company’s Certificate of Incorporation and Bylaws;

ii.	the Registration Statement and Prospectus;

iii.	such other documents and matters of law as we have deemed necessary or appropriate for the purpose of rendering this opinion.

In acting as counsel for the Company and arriving at the opinions expressed below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of the Documents and such other records of the Company, agreements and other instruments, certificates of officers and representatives of the Company, certificates of public officials and other documents as we have deemed necessary or appropriate as a basis for the opinions expressed herein. In connection with our examination, we have assumed the genuineness and authenticity of all signatures on original documents, including electronic signatures made and/or transmitted using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), that any such signed electronic record shall be valid and effective to bind the party so signing as a paper copy bearing such party’s handwritten signature, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photocopies, the authenticity of the originals of such latter documents, and the accuracy and completeness of all documents and records reviewed by us.

For purposes of this opinion letter, we have assumed that (i) the issuance, sale, amount and terms of the Primary Securities, to be offered from time to time, will be duly authorized and established by proper action of the Board of Directors of the Company or a duly authorized committee of the Board of Directors consistent with the procedures and terms described in the Registration Statement and in accordance with the applicable laws of Delaware in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Company or otherwise impair the legal or binding nature of the obligations represented by the applicable Securities; (ii) at the time of offer and sale of any Securities, the Registration Statement will have become effective under the Securities Act, and no stop order suspending its effectiveness will have been issued and remain in effect; (iii) a Prospectus and any and all Prospectus Supplements will have been prepared and filed with the SEC describing the Securities offered thereby; (iv) all Securities will be issued and sold in compliance with applicable laws and in the manner stated in the Registration Statement and any required post-effective amendment thereto and the Prospectus and any applicable Prospectus Supplement; (v) any Warrants will be issued under one or more Warrant Agreements, which will state that the State of Delaware law governs; (vi) any Units will be issued under one or more Unit Agreements, which will state that the State of Delaware law governs; and (vii) the Securities will be delivered against payment of valid consideration therefor, and in accordance with the terms of the applicable corporate action authorizing such sale and any applicable underwriting agreement, purchase agreement or similar agreement and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement.

To the extent that the obligations of the Company with respect to the Primary Securities may be dependent upon such matters, we assume for purposes of this opinion that the other party under the Warrant Agreement for any Warrants or any Unit Agreement for any Units, namely, the warrant agent or unit agent, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party is duly qualified to engage in the activities contemplated by such Warrant Agreement or Unit Agreement; that such Warrant Agreement or Unit Agreement has been duly authorized, executed and delivered by the other party and constitutes the legal, valid and binding obligation of the other party enforceable against the other party in accordance with its terms; that such other party is in compliance with respect to performance of its obligations under such Warrant Agreement or Unit Agreement with all applicable laws and regulations; and that such other party has the requisite organizational and legal power and authority to perform its obligations under such Warrant Agreement or Unit Agreement.

Based on the foregoing, and subject to the qualifications and limitations stated herein, it is our opinion that:

1.	The Company has been duly incorporated and is validly existing under the laws of the State of Delaware.

2.	With respect to the Common Stock, when (a) the Board of Directors of the Company or a duly constituted and acting committee thereof has taken all necessary corporate action to approve the issuance of and the terms of the offering of such Common Stock and all matters related thereto and (b) the Common Stock have been delivered either (i) in accordance with the applicable definitive purchase, underwriting, placement agency or similar agreement approved by the Board of Directors, or upon the exercise of Warrants to purchase Common Stock, upon full payment of the consideration therefor provided for therein, or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board of Directors, for the full consideration approved by the Board of Directors, then such Common Stock will be validly issued, fully paid and non-assessable shares in the capital of the Company.

3.	With respect to the Preferred Stock, when (a) the Board of Directors of the Company or a duly constituted and acting committee thereof has taken all necessary corporate action to approve the issuance of and the terms of the offering of such Preferred Stock and all matters related thereto and (b) the Preferred Stock have been delivered either (i) in accordance with the applicable definitive purchase, underwriting, placement agency or similar agreement approved by the Board of Directors, or upon the exercise of Warrants to purchase Preferred Stock, upon full payment of the consideration therefor provided for therein, or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board of Directors, for the full consideration approved by the Board of Directors, then such Preferred Stock will be validly issued, fully paid and non-assessable shares in the capital of the Company.

4.	With respect to the Warrants and Warrant Agreements, when (a) the Board of Directors has taken all necessary corporate action to approve the issuance of and the terms of the Warrants and all matters related thereto and (b) the Warrants have been duly executed and delivered against full payment therefor in accordance with the terms of the applicable Warrant Agreement and in the manner contemplated by the applicable Prospectus, pursuant to the applicable Warrant Agreement duly authorized, executed and delivered by the Company and a warrant agent and the certificates for the Warrants have been duly executed and delivered by the Company and such warrant agent, then the Warrants will be validly issued and will constitute valid and binding obligations of the Company under the General Corporation Law of the State of Delaware, enforceable against the Company in accordance with their terms.

5.	With respect to the Units and Unit Agreements, when (a) the Board of Directors has taken all necessary corporate action to approve the issuance of and the terms of the Units (including Securities underlying the Units) and all matters related thereto and (b) the Units (including Securities underlying the Units) have been duly executed and delivered against payment therefor in accordance with the terms of the applicable Unit Agreement and in the manner contemplated by the applicable Prospectus, pursuant to the applicable Unit Agreement duly authorized, executed and delivered by the Company and the certificates for the Units have been duly executed and delivered in accordance with such Unit Agreements, then the Units (including Securities underlying the Units) will be validly issued and will constitute valid and binding obligations of the Company under the General Corporation Law of the State of Delaware, enforceable against the Company in accordance with their terms.

6.	The Selling Stockholder Shares are validly issued, fully paid and non-assessable shares in the capital of the Company.

In addition to the qualifications, exceptions and limitations elsewhere set forth in this opinion letter, our opinion that any document is legal, valid and binding is qualified as to and we give no opinion with respect to: (i) limitations imposed by bankruptcy, insolvency, reorganization, arrangement, receivership, moratorium or other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other laws regarding fraudulent conveyances, fraudulent transfers and preferential transfers); (ii) right to indemnification and contribution, which may be limited by applicable law or equitable principles; (iii) general principles of equity, including, without limitation, concepts of materiality, reasonableness, conscionability, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether the applicable agreements are considered in a proceeding in equity or at law; and (iv) any provisions relating to the choice of forums for resolving disputes.

This opinion is limited to the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing) and is based on these laws as in effect on the date hereof, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction. We express no opinion as to the applicable choice of law rules that may affect the interpretation or enforcement of the Common Stock, Preferred Stock, Warrants or Units. We further disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental body or as to any related judicial or administrative opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name wherever it appears in the Registration Statement, the Prospectus, the Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC.

This opinion is expressed as of the date hereof and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Fox Rothschild LLP